ENERSYS INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective ____________, 2004)

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

Section 1.1             PURPOSE.

                                The EnerSys Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.  This Plan meets the requirements of an employee stock purchase plan within the meaning of Section 423 of the Code.

Section 1.2             DEFINITIONS.

                                Unless the context clearly indicates otherwise, the following capitalized terms have the meaning set forth below:

                                “Board of Directors” means the board of directors of the Company.

                                “Code” means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

                                “Committee” means the Compensation Committee of the Board of Directors, which shall administer the Plan as provided in Section 1.3.

                                “Common Stock” means shares of Class A Common Stock, par value $0.01 per share, of the Company.

                                “Company” means EnerSys Inc.

                                “Compensation” means an Employee’s salary or hourly base rate of pay, as the case may be, but excluding overtime pay, bonuses, commissions, disability payments, workers’ compensation payments, and any other payment in excess of normal salary or hourly base pay, received by an Employee for services performed for the Company or a Subsidiary during an Option Period.

                                “Continuous Service” means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding the first day of the Subscription Period in which such Employee wishes to participate in the Plan.  Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

                                “Employee” means any common law employee of the Company and any common law employee of a Subsidiary that has been designated by the Committee as participating in the Plan.

                                “Enrollment Period” means each period designated by the Committee during which eligible Employees may enroll in the Plan.

                                “Exercise Date” means the last day of each Subscription Period.

                                “Fair Market Value”  means, with respect to a Subscription Period (a) if shares of Common Stock are purchased on the open market, the average price paid per share of the Common Stock for all purchases pursuant to the Plan related to that Subscription Period, and (b) if shares of Common Stock are newly issued, the average of the high and low trading prices of the Common Stock on the first business day following the last day of such Subscription Period; provided that, if the Common Stock is not publicly traded, Fair Market Value of the Common Stock shall be as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable.

                                “Human Resources” means the department responsible for personnel matters pertaining to an Employee.

                                “Leave of Absence” means, for purposes of participation in the Plan, an Employee’s sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or by contract, the Employee shall not be deemed on a Leave of Absence as of the 91st day of such sick leave or other leave of absence, such Employee’s employment relationship with the Company shall be deemed terminated, and such Employee’s right to participate in the Plan and to purchase Common Stock hereunder shall terminate.

                                “Offering Date” means the day beginning at 12:01 a.m. on the first day of each Subscription Period.

                                “Option Period” means each period beginning on an Offering Date and ending on the next succeeding Exercise Date.  The initial Option Period shall begin on the date of the initial public offering of the Common Stock.

                                “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

                                “Participant” means any Employee who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate.

                                “Plan” means the EnerSys Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

                                “Plan Year” means the 12-consecutive-month period beginning on January 1st and ending on the following December 31st; provided, however, that the first Plan Year shall be a short plan year commencing on the date of the initial public offering of the Common Stock and ending on December 31, 2004.

                                “Stock Purchase Account” or “Account” means an account established and maintained in the name of each Participant to record the dollar amounts accumulated on such Participant’s behalf each Option Period.

                                “Stock Purchase Agreement” means the form prescribed by the Committee that must be executed by an Employee who elects to participate in the Plan.  The proper execution and filing of such form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of the Plan and the terms of such form.

                                “Subscription Period” means each calendar month; provided, however, that a short Subscription Period shall start on the date of the initial public offering of the Common Stock and shall end on the last day of the calendar month in which such initial public offering occurs.

                                “Subsidiary” means any United States corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the beginning of an Option Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.3             ADMINISTRATION OF PLAN.

                                The Plan shall be administered by the Committee.  Subject to direction by the Board of Directors and the express provisions of this Plan, the Committee shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan and the Committee’s administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to prescribe the maximum percentage of payroll deductions permitted for a Subscription Period; to restrict participation in the Plan consistent with any requirement of law or regulation; to determine the Subsidiaries that participate in the Plan; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof.  The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive.  The Committee may delegate any or all of its duties hereunder to one or more other persons, in which case any reference to the Committee herein shall be deemed to refer to such person or persons where appropriate.

Section 1.4             EFFECTIVE DATE OF PLAN.

                                The effective date of the Plan is the date of the initial public offering of the Common Stock, subject to the Plan being approved by shareholders of the Company by a vote sufficient to meet the requirements of Code Section 423(b)(2).

Section 1.5             TERMINATION OF PLAN.

                                The Board of Directors shall have the right to terminate the Plan at any time.  Upon any such termination, the dollar amount, if any, in each Participant’s Account shall be distributed to such Participant.

ARTICLE II

PARTICIPATION

Section 2.1             ELIGIBILITY.

                                Each Employee, who on an Offering Date (i) will have at least six (6) months of Continuous Service, (ii) will be an Employee whose customary employment is more than five (5) months in a calendar year, and (iii) will be an Employee whose customary employment is more than 20 hours per week, may become a Participant by executing and filing with Human Resources a Stock Purchase Agreement during an Enrollment Period.  Such participation shall begin on the next Subscription Period following Human Resources’s receipt of a properly completed Stock Purchase Agreement.  Any election to participate shall be effective subject to the Company’s Securities Transactions Policy or similar policy, if any, that may be in effect at the time of such election.  An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2             PAYROLL DEDUCTIONS.

                                Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with the Participant’s Stock Purchase Agreement.  Deductions from payroll shall be expressed as a percentage of Compensation (determined on the first day of each Subscription Period) no greater than the percentage set by the Committee, but shall not be less than 1% of such Participant’s Compensation, per Option Period.  The actual maximum percentage that may be fixed by the Committee shall be 15%.  A Participant may not increase or decrease the percentage deduction during a Subscription Period (other than to withdraw or terminate participation pursuant to Article V hereunder).  Subject to the Company’s Securities Transactions Policy or similar policy that may be in effect at the time of such election, however, a Participant may change the percentage deduction for any subsequent

Subscription Period by filing notice thereof with Human Resources during the time period described in Section 2.1 for filing a Stock Purchase Agreement.  Amounts deducted from a Participant’s Compensation pursuant to this section shall be credited to such Participant’s Account.

Section 2.3             TRANSFER OF PAYROLL DEDUCTIONS.

                                All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4             LEAVE OF ABSENCE.

                                If a Participant goes on a Leave of Absence, such Participant’s participation in the Plan shall continue provided that such Participant continues to receive Compensation.  If such Participant ceases to receive Compensation while on a Leave of Absence, such Participant’s participation shall automatically terminate.

ARTICLE III

PURCHASE OF SHARES

Section 3.1             OPTION PRICE.

                                (a)           The Option Price for a Subscription Period shall be the Fair Market Value of a share of Common Stock with respect to that Subscription Period.

                                (b)           The Company shall pay any brokerage fees, commissions and other transaction expenses up to a maximum of 5% of Fair Market Value of the purchased shares.  The Participant shall be responsible for paying any additional brokerage fees, commissions and other transaction expenses as a condition to the closing of the purchase of shares of Common Stock hereunder.

Section 3.2             PURCHASE OF SHARES.

                                As of the date that all purchases under the Plan with respect to a particular Subscription Period are made, the amount in a Participant’s Stock Purchase Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock (including fractional shares) that can be purchased with such amount.

Section 3.3             LIMITATIONS ON PURCHASE.

                                No Participant shall purchase Common Stock hereunder in any calendar year having a Fair Market Value of more than $25,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8).  Further, no Participant shall purchase Common Stock hereunder if, by reason of such purchase, such Participant shall be deemed to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.  For purposes of the preceding sentence, the rules of Code Section 424(d) shall apply and Common Stock that a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

Section 3.4             RESTRICTION ON TRANSFERABILITY.

                                Rights to purchase shares hereunder shall be exercisable only by the Participant.  Such rights shall not be transferable and shall expire upon a Participant’s death.

ARTICLE IV

PROVISIONS RELATING TO COMMON STOCK

Section 4.1             COMMON STOCK RESERVED.

                                Except as provided in Section 4.2, no more than one million (1,000,000) shares of Common Stock may be sold pursuant to options granted under the Plan.  Such number shall be subject to adjustments effected in accordance with Section 4.2.

Section 4.2             ADJUSTMENT FOR CHANGES IN COMMON STOCK.

                                (i)  In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased or decreased through the payment of a stock dividend, stock split, or reverse stock split, then, subject to the provisions of subsection (iii) below, there shall be substituted for or added to each share of Common Stock that was theretofore appropriated, or that thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be.  Outstanding Stock Purchase Agreements shall be deemed to be amended as to price and other terms, as may be necessary to appropriately reflect the foregoing events.

                                (ii)  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering that was theretofore made or that may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

                                (iii)  An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

Section 4.3             INSUFFICIENT SHARES.

                                If the aggregate funds available for the purchase of Common Stock with respect to any Subscription Period would cause an issuance of shares in excess of the number provided for in Section 4.1, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any cash remaining in each Participant’s Stock Purchase Account shall be distributed to such Participant as soon as reasonably practicable, and (iii) the Plan shall automatically terminate immediately after such Subscription Period.

Section 4.4             CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

                                Each Participant shall be provided with a written statement at such times as determined by the Committee indicating the number of shares of Common Stock purchased under the Plan by the Participant, the aggregate number shares of Common Stock accumulated under the Plan by the Participant, and other relevant information with respect to the Participant’s participation in the Plan.  All shares purchased shall be credited to such Participant, but shall initially be registered in the name of the Company’s nominee, as agent for the Participant.  Such nominee will hold the Participant’s share certificates until such time as such Participant’s participation in the Plan terminates or such Participant files a written request with the nominee to have a certificate or certificates issued in such Participant’s name.  Except in the case of death, any certificate issued to a Participant must initially be issued in the Participant’s name alone or in such Participant’s name and another as joint tenants with right of survivorship.  Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section 4.5             RIGHTS AS SHAREHOLDERS.

                                The shares of Common Stock purchased by a Participant with respect to a Subscription Period shall, for all purposes, be deemed to have been purchased as of the day such shares are first owned by the Participant.  Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote.  The Company will take such steps as may be necessary to ensure that each Participant whose shares are held in name of the Company’s nominee enjoys such rights.  The Participant shall be responsible for payment of all transaction fees related to shares of Common Stock arising after the date such shares are purchased hereunder.

Section 4.6             CORPORATE REORGANIZATIONS, LIQUIDATION, ETC.

                                In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, provision may be made (but is not required to be made) for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation.  Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

ARTICLE V

TERMINATION OF PARTICIPATION

Section 5.1             WITHDRAWAL.

                                Subject to the Company’s Securities Transactions Policy or similar policy that may be in effect at the time, a Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Company’s nominee prior to an Offering Date.  In such event, the dollar amount, if any, in such Participant’s Stock Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf unless such Participant is eligible to enroll and again enrolls in the Plan effective as of the beginning of a subsequent Subscription Period by filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.2             TERMINATION OF ELIGIBILITY.

                                If a Participant ceases to be employed by the Company or a Subsidiary or otherwise becomes ineligible to participate in the Plan as set forth in Section 2.1, such Participant’s participation in the Plan shall thereupon automatically terminate.  In such event, the dollar amount, if any, in such Participant’s Stock Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf.  For purposes of this section, a Participant’s participation in the Plan will not automatically terminate if such Participant becomes an individual on a Leave of Absence permitted or required to be taken into account by applicable Treasury Regulations or other law unless provided otherwise in Section 4.2.  Any Participant whose participation in the Plan is terminated pursuant to this Section may again become a Participant as of the beginning of a new Subscription Period by satisfying the eligibility requirements and executing and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.3             NO INTEREST.

                                No interest will be credited or paid on cash balances in a Participant’s Stock Purchase Account.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1             TAX WITHHOLDING; INFORMATION RETURNS.

                                Each Participant shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of such Participant’s participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by such Participant under the Plan.  The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

Section 6.2             NOTICES.

                                Any notice that an Employee files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective as soon as administratively possible after such notice is received by Human Resources or by the Company’s nominee, as the case may be.

Section 6.3             CONDITION OF EMPLOYMENT.

                                Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

Section 6.4             AMENDMENT OF THE PLAN.

                                The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company’s shareholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Employees.  Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5             APPLICATION OF FUNDS.

                                All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6             LEGAL RESTRICTIONS.

                                The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be required.

Section 6.7             NUMBER.

                                Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.8             GOVERNING LAW.

                                Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the State of Delaware.